United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2007

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation or Organization)

1106 Palms Airport Drive		89119-3720
Las Vegas, Nevada		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 18, 2007, Todd D. Jordan notified Shuffle Master, Inc. (NASDAQ National Market: SHFL) (the “Company”)  that, due to the demands and requirements of a new position that he has accepted and will begin on June 27, 2007, he will resign as a Director of the Company, effective June 26, 2007.  Mr. Jordan will also resign his position on each of the Company’s various committees.  Mr. Jordan has no disagreement with the Company on any matter, including and without limitation, matters related to the Company’s operations, finances, policies or practices.  Mr. Jordan was the designated Audit Committee Financial Expert.  The Board of Directors of the Company is in the process of identifying an Audit Committee Financial Expert to replace him on the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: June 22, 2007

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer